UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

Kansas City Southern de Mexico, S.A. de C.V.

(Exact name of registrant as specified in its charter)

Mexico	333-08322	98-0519243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montes Urales 625

Lomas de Chapultepec

11000 Mexico, D.F.

Mexico

(Address of principal executive office)(Zip Code)

+ (5255) 9178-5836

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2012, Kansas City Southern de México, S.A. de C.V., as borrower (“KCSM”), entered into a restatement agreement (the “Restatement Agreement”) with certain subsidiaries named therein as guarantors (the “Subsidiary Guarantors”), various financial institutions and other parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), pursuant to which that certain amended and restated credit agreement dated as of September 30, 2011 by and among KCSM and various financial institutions and other persons from time to time parties thereto, was amended and restated (such credit agreement, as amended and restated, the “Restated Credit Agreement”).

The maturity of the commitments under KCSM’s existing revolving credit facility (consisting of a $200 million revolving credit facility (the “Revolving Facility”), including a $15 million letter of credit facility and a $15 million swing line facility (the “Swing Line Facility”), which in each case constitute usage under the revolving credit facility) was extended to November 2017 under the Restated Credit Agreement.

The outstanding principal balance of loans under the Revolving Facility bear interest at floating rates. At KCSM’s option, the loans will bear interest at either (i) the greater of (a) JPMCB’s prime rate, (b) Federal Funds rate plus 0.50% or (c) one-month London Interbank Offered Rate (“LIBOR”) rate plus 1.00% (the “Base Rate”) plus a margin of 0.25% to 1.50% (depending on KCSM’s leverage ratio), or (ii) one, two, three or six-month LIBOR plus a margin of 1.25% to 2.50% (depending on KCSM’s leverage ratio). Notwithstanding the foregoing, on and after the date when credit ratings of BBB/Baa2 or higher are assigned by at least two of the three primary rating agencies, the aforementioned margins shall be reduced to (a) with respect to Base Rate loans 0.25% to 0.75% (depending upon the credit ratings) and (b) 1.25% to 1.75% with respect to LIBOR loans (depending on the credit ratings). The outstanding principal balance of loans under the Swing Line Facility will bear interest at the Base Rate plus a margin of (a) initially, 0.25% to 1.50% (depending on the leverage ratio) or (b) to the extent that a credit rating based pricing as described in the preceding sentence is in effect, from 0.25% to 0.75% (depending on the credit ratings).

The obligations under the Restated Credit Agreement are initially secured by the accounts receivable and certain locomotives of KCSM and certain of its subsidiaries. In addition, KCSM and certain of its subsidiaries agreed to subordinate payment of certain intercompany debt, certain KCSM subsidiaries guaranteed repayment of the amounts due under the Restated Credit Agreement and the equity interests of Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V., MTC Puerta México, S. de R.L. de C.V., and Vamos a México, S.A. de C.V., have initially been pledged to secure obligations under the Restated Credit Agreement. In connection with the amendment and restatement of the Restated Credit Agreement described herein, KCSM and certain of its subsidiaries are required to execute and deliver amendments with respect to certain of their existing security documents within 20 business days of the date of effectiveness of the Restated Credit Agreement. The Restated Credit Agreement includes a “collateral fall-away” provision whereby the aforementioned collateral is automatically released, and KCSM’s facilities convert to unsecured obligations, when investment grade credit ratings are assigned by at least two of the three primary rating agencies (“Investment Grade Period”) and provided that no Event of Default (as defined in the Restated Credit Agreement) shall have occurred and be continuing; provided that such collateral will (subject to certain exceptions) be required to be re-pledged to secure the obligations under the Restated Credit Agreement in the event the investment grade ratings are no longer assigned by any of such three agencies. Upon the commencement of an Investment Grade Period (and irrespective of whether such Investment Grade Period has ended), KCSM’s mandatory prepayment obligations with respect to the disposition of assets shall cease and its “general” asset sale basket shall be modified so that such asset sales shall be limited to 15% of total assets of KCSM and its subsidiaries as of the end of the immediately preceding fiscal quarter.

KCSM and certain of its subsidiaries gave certain representations and warranties that are customary for credit agreements of this type. The Restated Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type, including financial covenants related to a leverage ratio and an interest coverage ratio as defined in the Restated Credit Agreement (both of which are subject to modification upon the commencement of an Investment Grade Period, and irrespective of whether such Investment Grade Period has ended). The Restated Credit Agreement provides that (i) so long as the leverage ratio does not exceed 3.50:1.00 or (ii) irrespective of whether the preceding clause (i) is applicable, if an Investment Grade Period has commenced (and irrespective of whether such Investment Grade Period remains in effect), certain covenants will either fall away or be modified to be consistent with covenants customary for investment grade credit facilities of this nature.

Events of default under the Restated Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of obligations; breach of any representation or warranty; non-performance of covenants and obligations; default on other indebtedness; certain judgments rendered; restrictions or requirements limiting the availability or the transfer of foreign exchange; a change in control shall occur; bankruptcy or insolvency of KCSM and certain subsidiaries and obligors; an impairment of security (if any); the failure of subordination; certain actions by a governmental authority; failure to obtain certain consents; and termination of the concession title. The occurrence of an event of default could result in the acceleration of the repayment of any outstanding principal balance of the Revolving Facility.

Copies of the Restatement Agreement and the Restated Credit Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The foregoing is a summary of the terms of these agreements and does not purport to be a complete discussion of them. The Restatement Agreement and the Restated Credit Agreement are each incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On November 29, 2012, KCSM’s ultimate parent, Kansas City Southern, issued a news release announcing the entry into the Restatement Agreement and the amendment and restatement of the Restated Credit Agreement. The full text of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)

Number	Description

10.1	Restatement Agreement dated as of November 29, 2012 by and among Kansas City Southern de México, S.A. de C.V., certain of its subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

10.2	Second Amended and Restated Credit Agreement, dated November 29, 2012, by and between Kansas City Southern de México, S.A. de C.V., the various financial institutions and other persons from time to time parties thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners and certain other financial institutions party thereto.

99.1	News Release issued by Kansas City Southern dated November 29, 2012, entitled “KCS Announces Amendment and Extension of KCSM’s Credit Facility.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

By:	/s/ Michael W. Cline
Name:	Michael W. Cline
Title:	Treasurer

Date: November 30, 2012

INDEX TO EXHIBITS

Number	Description

10.1	Restatement Agreement dated as of November 29, 2012 by and among Kansas City Southern de México, S.A. de C.V., certain of its subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

10.2	Second Amended and Restated Credit Agreement, dated November 29, 2012, by and between Kansas City Southern de México, S.A. de C.V., the various financial institutions and other persons from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners and certain other financial institutions party thereto.

99.1	News Release issued by Kansas City Southern dated November 29, 2012, entitled “KCS Announces Amendment and Extension of KCSM’s Credit Facility.”